For the period ended 09/30/2001                                       All Series
File No. 811-3333

Sub-Item 77C:  Submission of matters to a vote of security holders
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The definitive  Proxy  Statement  used in connection  with USAA Tax Exempt Fund,
Inc., Special Meeting of Shareholders on July 20, 2001 was filed with the Securities and Exchange Commission on May 25, 2001 and is hereby incorporated by reference.

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The following proposals and voting results pertain to USAA Tax Exempt Fund, Inc.
(the Company). Shareholders of record on May 25, 2001 were entitled to vote on the proposals shown below. Votes shown for proposal 1 are for all series of the Company. Votes shown for proposals 2A through 2D and proposal 4 are for each individual series. The shareholders approved all proposals.

PROPOSAL 1
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         Proposal to elect Directors as follows:

                                                                  VOTES
         DIRECTORS                          VOTES FOR             WITHHELD
         -----------------------------------------------------------------------

         Robert G. Davis                    1,842,731,201         33,320,138

         Christopher W. Claus               1,842,731,201         33,320,138

         David G. Peebles                   1,842,731,201         33,320,138

         Michael F. Reimherr                1,842,731,201         33,320,138

         Richard A. Zucker                  1,842,731,201         33,320,138

         Barbara B. Dreeben                 1,842,731,201         33,320,138

         Robert L. Mason, Ph.D.             1,842,731,201         33,320,138

         Laura T. Starks, Ph.D.             1,842,731,201         33,320,138


PROPOSAL 2A
----------------------------------------------------------------------------------------------------

         Proposal to approve the elimination of the investment restriction regarding investments in a single issuer.

                             NUMBER OF SHARES VOTING

                                                 FOR        AGAINST      ABSTAIN     BROKER NONVOTE
         USAA Intermediate-Term Fund         102,746,110    6,511,098     1,905,487     1,198,229
         USAA Long-Term Fund                  88,935,511    6,378,394     1,739,368       551,212
         USAA Short-Term Fund                 57,688,867    2,950,279       810,441       341,707
         USAA Tax Exempt Money Market Fund   997,266,669   94,443,281    28,734,311        11,949
         USAA California Bond Fund            34,774,731    1,513,773       708,677       187,648
         USAA California Money Market Fund   243,680,542   12,901,971     4,646,106          -
         USAA New York Bond Fund               4,539,728      332,314       387,432        12,846
         USAA New York Money Market Fund      56,409,031    2,088,641     1,854,082          -
         USAA Virginia Bond Fund              22,460,358    1,628,914       442,828        86,448
         USAA Virginia Money Market Fund      85,171,087    8,209,022     1,730,895        71,349

PROPOSAL 2B
----------------------------------------------------------------------------------------------------

         Proposal to approve the elimination of the investment restriction regarding the purchase of securities of other investment companies.

                             NUMBER OF SHARES VOTING

                                                  FOR         AGAINST      ABSTAIN    BROKER NONVOTE
         USAA Intermediate-Term Fund           102,870,560    6,459,193    1,832,941     1,198,230
         USAA Long-Term Fund                    89,596,690    5,702,695    1,753,887       551,213
         USAA Short-Term Fund                   53,124,120    7,563,823      761,644       341,707
         USAA Tax Exempt Money Market Fund   1,013,531,254   81,062,300   25,850,707        11,949
         USAA California Bond Fund              34,974,882    1,316,188      706,111       187,648
         USAA California Money Market Fund     246,432,564    9,092,268    5,703,787          -
         USAA New York Bond Fund                 4,577,873      291,093      390,508        12,846
         USAA New York Money Market Fund        56,383,538    2,131,047    1,837,169          -
         USAA Virginia Bond Fund                22,289,309    1,867,420      375,371        86,448
         USAA Virginia Money Market Fund        84,656,058    8,828,415    1,626,531        71,349

PROPOSAL 2C
----------------------------------------------------------------------------------------------------

         Proposal to approve the amendment of the investment restriction regarding the issuance of senior securities.

                            NUMBER OF SHARES VOTING

                                                 FOR        AGAINST      ABSTAIN    BROKER NONVOTE
         USAA Intermediate-Term Fund         101,941,347    7,101,877    2,119,471    1,198,229
         USAA Long-Term Fund                  88,566,766    6,406,493    2,080,014      551,212
         USAA Short-Term Fund                 57,530,249    2,955,975      963,363      341,707
         USAA Tax Exempt Money Market Fund   993,882,730   97,405,858   29,155,673       11,949
         USAA California Bond Fund            34,504,510    1,827,000      665,670      187,648
         USAA California Money Market Fund   240,591,375   14,516,011    6,121,233         -
         USAA New York Bond Fund               4,534,497      336,982      387,995       12,846
         USAA New York Money Market Fund      56,044,128    2,485,656    1,821,970         -
         USAA Virginia Bond Fund              22,042,641    2,025,419      464,040       86,448
         USAA Virginia Money Market Fund      81,609,987   12,133,070    1,367,947       71,349

PROPOSAL 2D
----------------------------------------------------------------------------------------------------

         Proposal to approve the amendment of the investment restriction regarding the purchase or sale of commodities.

                            NUMBER OF SHARES VOTING

                                                 FOR         AGAINST      ABSTAIN     BROKER NONVOTE
         USAA Intermediate-Term Fund          98,384,413    10,936,135    1,842,146     1,198,230
         USAA Long-Term Fund                  85,840,360     9,598,858    1,614,055       551,212
         USAA Short-Term Fund                 55,628,159     5,147,319      674,109       341,707
         USAA Tax Exempt Money Market Fund   955,205,842   137,833,227   27,405,192        11,949
         USAA California Bond Fund            33,914,821     2,384,403      697,957       187,648
         USAA California Money Market Fund   237,545,012    18,899,139    4,784,468          -
         USAA New York Bond Fund               4,444,119       441,496      373,859        12,846
         USAA New York Money Market Fund      54,672,830     4,753,602      925,322          -
         USAA Virginia Bond Fund              21,594,863     2,510,353      426,884        86,448
         USAA Virginia Money Market Fund      82,195,959    11,380,317    1,534,728        71,349

PROPOSAL 4
----------------------------------------------------------------------------------------------------

         Proposal to approve a new advisory agreement with USAA Investment
         Management Company.

                            NUMBER OF SHARES VOTING

                                                  FOR          AGAINST      ABSTAIN   BROKER NONVOTE
         USAA Intermediate-Term Fund           104,131,075    5,007,266    2,024,353    1,198,230
         USAA Long-Term Fund                    91,088,584    4,082,650    1,882,039      551,212
         USAA Short-Term Fund                   58,815,310    1,999,910      634,367      341,707
         USAA Tax Exempt Money Market Fund   1,036,709,018   58,768,662   24,966,581       11,949
         USAA California Bond Fund              35,031,664    1,334,324      631,192      187,648
         USAA California Money Market Fund     247,016,218   10,515,303    3,697,098         -
         USAA New York Bond Fund                 4,894,780      154,312      210,382       12,846
         USAA New York Money Market Fund        57,456,096    2,464,118      431,540         -
         USAA Virginia Bond Fund                22,992,947    1,100,761      438,392       86,448
         USAA Virginia Money Market Fund        84,340,868    9,116,330    1,653,806       71,349